UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 20, 2020, Hillenbrand, Inc., an Indiana corporation (“Hillenbrand”) announced that its indirect wholly-owned subsidiary Milacron LLC, a Delaware limited liability company (“Seller”), entered into an Equity and Asset Purchase Agreement (the “Purchase Agreement”) with DuBois Chemicals, Inc., a Delaware corporation (“Buyer”), pursuant to which, among other things, Seller has agreed to sell to Buyer (or its designated affiliates) the Cimcool business of Seller, comprising the former Fluids Technologies segment of Milacron Holdings Corp. before its acquisition by Hillenbrand (the “Business”).

Subject to the terms and conditions of the Purchase Agreement, Buyer has agreed to purchase the Business (the “Transaction”) for a purchase price of approximately $224 million, subject to customary adjustments based on closing cash, indebtedness, and working capital, as set forth in the Purchase Agreement. In addition, Buyer has agreed that upon a future sale of the business of its indirect parent (“Buyer Parent”), including the Business (the “Combined Business”), it will pay up to $26 million if the sale achieves certain elevated levels of return on the equity invested by Buyer Parent’s equity sponsor in the Combined Business. The Transaction is expected to close on March 30, 2020, subject to customary closing conditions, which do not include a financing condition.

The Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Transaction. In addition, statutorily required employee representation consultations will be conducted in the Netherlands prior to the closing of the Transaction. If all other closing conditions have been satisfied by March 30, 2020, but these employee representation consultations have not yet been completed, the parties expect to (i) complete the sale of the Business, other than that part (collectively, the “Dutch Business”) that is operated from the Netherlands, on March 30, 2020, for a purchase price of $119 million (subject to the adjustments described above with respect to the entire Business); and (ii) complete the sale of the Dutch Business (the “Delayed Closing”) once the Netherlands employee representation consultations have been completed and all other conditions to the Delayed Closing have been satisfied. Concurrently with the first closing, Buyer will deposit $1 million into escrow, which will be payable to Seller as a termination fee under certain circumstances if the Delayed Closing does not occur. At the Delayed Closing, the escrow amount and the remaining $104 million of the purchase price will be paid to Seller.

Among other customary operating covenants with respect to the Business, Seller has agreed to use commercially reasonable efforts to conduct the Business through the completion of the Transaction in all material respects the ordinary course in substantially the same manner as presently conducted. If a Delayed Closing becomes necessary, Seller has agreed to operate the Dutch Business for the benefit of Buyer as agreed by the parties.

The Purchase Agreement includes customary termination provisions in favor of Seller, on the one hand, and Buyer, on the other hand, including if the Purchase Agreement is terminated under certain circumstances, or the closing of the Transaction (other than the sale of the Dutch Business) has not occurred on or before March 30, 2020. Seller will be entitled to receive a termination fee from Buyer of $13.5 million if the Purchase Agreement is terminated under certain circumstances. The parties have certain post-closing indemnification obligations, but the Seller has no post-closing indemnification obligations relating to breaches of representations and warranties.

Forward-Looking Statements

Throughout this release, we make a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As the words imply, these are statements about future plans, objectives, beliefs, and expectations that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s (the “Company”) expectations and projections.

Words that could indicate that we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
target	encourage	promise	improve	progress	potential	should

This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the outcome of any legal proceedings that may be instituted against the Company, or any companies we may acquire; risks that the integration of Milacron or any other integration, acquisition, or disposition activity disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the acquisition of Milacron or any other acquisition or disposition, including potential synergies and cost savings or the failure of the Company or any acquired company to achieve its plans and objectives generally; global market and economic conditions, including those related to the credit markets; volatility of our investment portfolio; adverse foreign currency fluctuations; involvement in claims, lawsuits and governmental proceedings related to operations; our reliance upon employees, agents, and business partners to comply with laws in many countries and jurisdictions; labor disruptions; the impact of the additional indebtedness that the Company has incurred in connection with the acquisition of Milacron and the ability of the Company to comply with financial or other covenants in its debt agreements or meet its de-leveraging goals; the dependence of our business units on relationships with several large providers; increased costs or unavailability of raw materials or certain outsourced services; continued fluctuations in mortality rates and increased cremations; competition in the industries in which we operate, including from nontraditional sources in the death care industry; our level of international sales and operations, including the potential impact of contagious diseases such as the recent coronavirus strain; cyclical demand for industrial capital goods; impacts of decreases in demand or changes in technological advances, laws, or regulation on the revenues that we derive from the plastics industry; certain tax-related matters; and changes to legislation, regulation, treaties or government policy, including any resulting from the current political environment. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand’s Form 10-K for the year ended September 30, 2019, filed with the Securities and Exchange Commission (“SEC”) on November 13, 2019, and in Part II, Item 1A of Hillenbrand’s Form 10-Q for the quarter ended December 31, 2019, filed with the Securities and Exchange Commission on February 5, 2020. We assume no obligation to update or revise any forward-looking information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 20, 2020, issued by Hillenbrand
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 20, 2020
HILLENBRAND, INC.

	By:	/s/ NICHOLAS R. FARRELL

		Name:	Nicholas R. Farrell
		Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer